UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Item.

On July 25, 2022, Rigel Pharmaceuticals, Inc. (“Rigel”) filed a lawsuit in the U.S. District Court for the District of New Jersey against Annora Pharma Private Ltd., Hetero Labs Ltd., and Hetero USA, Inc. (collectively, “Annora”) for infringement of Rigel’s United States Patent Nos. 7,449,458, 8,263,122, 8,652,492, 8,771,648, and 8,951,504. These patents are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (commonly referred to as the “Orange Book”) and cover TAVALISSE® fostamatinib disodium tablets, Eq. 100mg base and Eq. 150mg base, (“TAVALISSE”).

Rigel’s lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Annora seeking approval from the U.S. Food and Drug Administration (“FDA”) to market and sell a generic version of TAVALISSE. In June 2022, Rigel received a Paragraph IV Certification Notice Letter (the “Notice Letter”) from Annora identifying the five asserted patents and alleging that the patents will not be infringed by Annora’s proposed product, are invalid and/or are unenforceable. The Notice Letter did not provide a Paragraph IV certification against any other of Rigel’s patents listed in the Orange Book.

Rigel’s complaint alleges that Annora has infringed the five asserted patents by filing its ANDA and seeks, among other relief, equitable relief enjoining Annora from infringing these patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary